UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – OCTOBER 11, 2013

EPCYLON TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-53770	27-0156048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 502, 25 Adelaide Street East
Toronto, Ontario, Canada M5C 3A1
(Address of principal executive offices)

(416) 479-0880
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The Board of Directors (the "Board") of Epcylon Technologies Inc., a Nevada corporation (the "Company"), accepted the resignation from Abbas Damji as President, Chief Executive Officer and a member of the Board of Directors of the Company effective October 11, 2013. Mr. Damji has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Therefore, as of the date of this Current Report, the Board of Directors consists of the following members: Emlyn J. David, Todd Halpern and Alan Ralph.

The Board of Directors of the Company accepted the consent of Cato Kemmler as the President of the Company effective October 11, 2013.

Biography

During the past twelve years, Mr. Kemmler has been involved in international business, economics and media. From 1999 to current date, Mr. Kemmler is the president, general manager and a member of the board of directors of OmegaGroup (United Arab Emirates and Germany)/Omega SmartBuild, Norway ("Omega"). Mr. Kemmler was in charge of the development of a portfolio of five 5-star plus hotels in European cities with a planned total project volume in excess of $500,000,000 Euros in cooperation with a large German bank. Mr. Kemmler also was responsible for the negotiation of a $100,000,000 Euros investment per annum for four years with a large German fund as the chief operating officer of energyONE (now Omega Energy Division). Mr.Kemmler also secured the exclusive representation of Economic Zones World, Government of Dubai for Germany. He initiated the establishment of Omega SmartBuild and sold 15% of the equity interest to one of Norway's largest pension funds.

From approximately 2004 through 2006, Mr. Kemmler was the managing director and a member of the board of directors of Group One AG, Switzerland and Dubai, where he was responsible for project development in the United Arab Emirates in cooperation with Omega. He also arranged the cooperation with the Sharjah Chamber of Commerce for the planning of a new World Trade Center. From approximately 2000 to current date, Mr. Kemmler is the European division executive for All Star Media Ltd. located in Boston, where he is responsible for the financial planning and implementation of entertainment and media projects. Mr. Kemmler is also instrumental in managing the financing and sponsoring of the Les Paul Special, which featured music legends in cooperation with PBS. He also co-produced "A Tribute to the King" with Scotty Moore featuring international stars. From approximately 1996 through 2000, Mr. Kemmler was a partner with Global Excellence Partners, B.V., Hilversum, The Netherlands, where he coordinated the execution of an MOU between a United States corporation and a Middle Eastern government with respect to power plant construction. He established the cooperation between GEP and Mesana, one of the largest Indonesian financial groups. From approximately 1996 through 1999,Mr. Kemmler was a consultant with KemmlerConsult International, where he handled all management and international consulting work, supervised marketing issues featured in Millionaire Magazine and Sports Illustrated. He also prepared business plans for trans-border relocation and guided start-up companies.

Mr. Kemmler graduated from The Asheville School in 1989 receiving the Cum Laude Society award. He studied political science and international studies in fall 1991 at the University of Aberdeen and further studied economics in spring 1992 at the University of Oxford. Mr. Kemmler earned a B.A. with a major in government and minor in economics in 1993. He also completed the Transatlantic Summer Academy, which is a high intensity course that focused on "Europe Today" in summer 1994. In 1996, Mr. Kemmler received a Master of Arts in International Relations and in International Communications from the Graduate School at Boston University.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPCYLON TECHNOLOGIES, INC.

DATE: October 18, 2013	/s/ Emlyn David
Name: Emlyn David Title: Chief Financial Officer

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